EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

DATED

September 3, 2024

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This Stock Purchase Agreement (the "Agreement") is made and entered into on September 3, 2024 by and between alpha-En Corporation, a Delaware Corporation, having an address at 200 North Drive Hopewell Junction, New York 12533 ("alpha-En") and National Resources Lithium, LLC, a Delaware limited liability company, having an address at 485 West Putnam Avenue Greenwich, Connecticut 06830 ("Investor").

RECITALS

A. WHERAS, alpha-En is engaged in the development of lithium extraction and anode fabrication technologies and owns technical information and expertise in fabricating lithium metal and pre-lithiated anodes from lithium raw materials, and

B. WHEREAS, Investor seeks to make strategic investments in lithium anode technology, and

C. WHEREAS, since about 2019, alpha-En has not been in compliance with legally required reporting requirements and its shares have not been traded on any securities market;

D. WHEREAS, in March 2016, Investor's affiliate Hudson View Building #3, LLC entered into a commercial lease with alpha-En, and

E. WHEREAS, Investor's affiliate has been paying, among other things, the salary of the Chief Technology Officer of alpha-En in the amount of$12,000 per month since August 2022, the salary of electro chemists, the salary of a chemical engineer, and, since March 2023, the salary of support personnel in the amount of$6,500 per month (collectively, "Past Salaries Paid"), and

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F. WHEREAS, in October 2022, Investor relocated alpha-En's research laboratory to the facility of an affiliate of Investor, located at 200 North Street, Hopewell Junction, New York, and

G. WHEREAS, since October 2022, Investor has caused its affiliate to provide and intends to continue to provide alpha-En a rent-free research laboratory at the facility of Investor's affiliate at 200 North Street, Hopewell Junction, New York with a value of$14,000 per month for a period of five (5) years ("200 North Street Rent"), and

H. WHEREAS, Investor has paid for other costs associated with the operation of alpha-En's business, including, but not limited to, the payment of insurance premiums (the "Operating Costs"), and

I. WHEREAS, Investor has enabled alpha-En to continue to develop its technology and to develop sample sizes for a commercial feasible product, and

J. WHEREAS, alpha-En was unable to attract investors, other than from Investor, during the critical 2022 to 2024 period of its development, and

K. WHEREAS, alpha-En currently owes Hudson View Building #3, an affiliate of Investor, an amount equal to One Million Seven Hundred Thousand Dollars ($1,700,000) for back rent and unamortized tenant improvements as of the date hereof (the "Building #3 Lease Payments Due," and, together with the Past Salaries Paid, the 200 North Street Rent, collectively, the "Debt"), and

L. WHEREAS, the aggregate amount of the Debt currently aggregates in excess of $2,700,000.00, and

M. WHEREAS, alpha-En owes monies to other parties, including accountants, auditors, and attorneys in an amount approximating $450,000 as of the date hereof;

N. WHEREAS, Investor's affiliates have assigned to Investor their rights against alpha-En for the Debt, and

O. WHEREAS, alpha-En wishes to avoid bankruptcy and continue as a going concern;

P. WHEREAS, Investor could place alpha-En into bankruptcy but wishes to enable alpha- En to continue as a going concern, and

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Q. WHEREAS, Investor wishes to invest in the business of alpha-En through an equity interest, and

R. WHEREAS, alpha-En has agreed to sell to Investor and Investor has agreed to purchase 32,800,000 shares of the [common stock] of alpha-En (the "Shares"), representing a vested forty percent (40%) interest in alpha-En, subject to the terms and conditions contained in this Agreement, and

S. WHEREAS, in connection with such sale, alpha-En shall propose two nominees of Investor for election to the Board of Directors of alpha-En and a nominee of Investor for appointment as chief executive officer of alpha-En,

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:

CLAUSE I: EQUITY INTEREST

1.

TRANSFER OF SHARES. Subject to all of the terms and conditions of this Agreement, at the Closing Date, alpha-En hereby agrees to sell, transfer and convey to Investor, and Investor agrees to purchase and acquire from alpha-En, free and clear of all liens, claims, charges, restrictions, and encumbrances of any kind, the Shares.

2.

PURCHASE PRICE. The Purchase Price agreed between the parties for the Shares shall be (a) One Million Dollars ($1,000,000.00), less a credit for Past Salaries Paid, for a total in excess of One Million Dollars ($1,000,000.00), plus (b) forgiveness of the Building #3 Lease Payments Due, plus (c) provision of a rent-free research laboratory at the facility of National Resources, LLC at 200 North Street, Hopewell Junction, New York for a period of up to five (5) years.

CLAUSE II: OBLIGATIONS OF THE PARTIES

1.

CLOSING DATE. Subject to the fulfillment of each party's obligations, the closing of this transaction shall take place and be effective for all purposes on September 3, 2024 at such time and place as the parties hereto mutually agree (the "Closing Date").

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2.	OBLIGATIONS OF THE PARTIES. From and after the Closing Date, the events set out in clauses (i) through (iv) shall occur:

(i)

Subject to the condition precedent recorded at (ii) below being met by Investor and the condition precedent at (iii) below being met by alpha·En and the Investor being given written confirmation thereof by alpha·En, the Investor shall pay the Purchase Price as specified in CLAUSE I 2. above.

(ii)

Investor shall provide to alpha-En a Release regarding the Building #3 Lease Payments Due in the form set out at Schedule A hereto, and a current dated Lease covering premises at 200 North Drive Hopewell Junction, New York 12533 in the form set out at Schedule B hereto.

(iii)

alpha·En shall cause a meeting of Directors to be convened and shall adopt a resolution approving (a) the sale and transfer of the Shares to the Investor, (b) the resignation of the directors from the Board of Directors of alpha-En, and (c) the election to the Board of Directors of alpha-En four nominees of Investor, such election to be effective upon the date of payment of the Purchase Price by the Investor and (c) the appointment as chief executive officer of alpha-En a nominee of Investor, such appointment to be effective upon the date of payment of the Purchase Price by the Investor;

(iv)	Subject to alpha-En complying with its obligations in CLAUSE II 2(iii) above and the Investor complying with its obligation in CLAUSE II 2(ii), alpha-En shall forthwith deliver to the Investor:

a.

the payment of any applicable stamp duty) for the Shares in favor of the Investor ana share certificate in respect of the Shares together with an executed instrument of transfer in proper form (except for the, subject to the payment of stamp duty, a confirmation of the transfer of the Shares in the share register of the alpha-En and issue a certificate in the name of the Investor;

b.

any waiver, consent or other document that the Investor may require to obtain a good title to the Shares registered in the name of the Investor or his nominees, including any Power of Attorney under which any document required to be delivered under this Agreement has been executed.

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CLAUSE III: REPRESENTATIONS AND WARRANTIES OF ALPHA-EN CORPORATION

In order to induce Investor to enter into this Agreement and consummate the transactions contemplated hereby, alpha-En hereby represents and warrants to Investor as follows:

1.

ORGANIZATION AND GOOD STANDING. While it must resolve the issue of outstanding franchise taxes, alpha-En is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.

OWNERSHIP OF SHARES: VALIDITY AND ENFORCEABILITY. alpha-En represents and warrants that (i) alpha-En is the legal and beneficial owner of the Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; (ii) alpha-En has the full right, power, authority and capacity to sell and transfer the respective Shares owned by alpha-En; (iii) by virtue of the transfer of the Shares to Investor at the Closing, Investor will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind; (iv) no approval (other than the approval of the Board of Directors) is required to effectuate this Agreement.

3.

NO VIOLATION. The execution and delivery of this Agreement by alpha-En does not, and the consummation of the transactions contemplated hereby will not, (a) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) with, or result in the termination of, or accelerate the performance required by, or excuse performance by any person of any of its obligations under, or cause the performance required by, or exercise performance by any person of any of its liabilities under, any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which the alpha-En is a party or by which any of the alpha-En's assets or properties are bound; (b) violate or be in conflict with any provision of the Articles of Association or Bylaws of the alpha-En; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule, or regulation applicable to the alpha-En; or (d) violate any other contractual or legal obligation or restriction to which the alpha-En is subject.

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4.

ABSENCE OF QUESTIONABLE PAYMENTS. Neither alpha-En nor any other person acting on its behalf has at any time directly or indirectly used funds for any illegal purpose, including without limitation, the making of any improper political contribution, bribe or kickback.

5.

PROFESSIONAL FEES. alpha-En has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finders, agents or other fees or commissions in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and alpha-En does not know of any claim by anyone for such a fee or commission.

6.

FULL DISCLOSURE. Neither this Agreement, nor any schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by alpha-En to Investor pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

CLAUSE IV: REPRESENTATIONS AND WARRANTIES OF INVESTOR

In order to induce alpha-En to enter into this Agreement and consummate the transactions contemplated hereby, Investor hereby represents and warrants to alpha-En as follows:

1.	VALID AND BINDING AGREEMENT. This Agreement constitutes a valid and binding agreement of Investor, enforceable against Investor in accordance with its terms.

2.

NO VIOLATION. The execution and delivery of this Agreement by Investor does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Investor is a party or by which it is bound; (b) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Investor; or (c) violate any other contractual or legal obligation or restriction to which Investor is subject.

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3.

PROFESSIONAL FEES. Investor has not done anything to cause or incur any liability for investment banking, brokerage, finders, agents or other fees or commissions in connection with the negotiation, preparation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, and Investor does not know of any claim by anyone for such a fee commission.

4.

CONSENTS AND APPROVALS. Investor has obtained or will have obtained prior to Closing, all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Investor.

5.

FULL DISCLOSURE. Neither this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Investor to alpha-En pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

CLAUSE V: COVENANTS AND AGREEMENTS OF PARTIES

From the date of execution of this Agreement and until the Closing Date, Parties agree to:

1.

alpha-En COVENANTS. alpha-En has made complete copies of alpha-En's organizational documents available to Investor, confirms that it has 32,800,000 shares available to complete this transaction, and states that it has no current income and that it has issued no rights of first refusal, first offer or other rights related to the sale of the shares. alpha-En agrees that it will not issue additional shares beyond those to be sold to Investor, sell any assets, or incur any additional debt before the closing. The Shares represented a vested forty percent (40%) interest in alpha-En.

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2.

FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at the other Party's request and without further consideration, a Party will execute and deliver such other instruments and take such action as the other Party may reasonably deem necessary or desirable in order to achieve the objectives of this Agreement.

3.

CONSENTS AND APPROVALS. Both Parties shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required of the Party to carry out the transactions contemplated in this Agreement.

4.	NON-DISCLOSURE/CONFIDENTIALITY

During and after the term of this Agreement, each Party shall safeguard and maintain the confidentiality of the Confidential Information (as defined below) using the same care and discretion it uses to protect its own confidential information from disclosure, publication, or dissemination. Confidential Information may be disclosed by a Party only if the Party can conclusively prove that the Confidential Information is required by a court or Governmental Authority to be disclosed, and the other Party is given prompt notice of such disclosure requirement and has been given reasonable opportunity to oppose such disclosure. "Confidential Information" means the Intellectual Property or any information relating thereto, of any Party, finances, proprietary data protocols and application program interfaces ("APIs"), the identity of clients or prospective clients, the existence and terms of this Agreement, and any other information provided by one Party to the other Party which either (i) is not in the public domain or generally available to the public or (ii) was additionally received by Client from a third party via a breach by such third party of any legal, ethical or fiduciary obligation to the disclosing Party to maintain the confidentiality of the Confidential Information. Upon request of either Party or termination or expiration of this Agreement, the other Party shall promptly destroy or return to the requesting Party all Confidential Information in its possession, custody, or control, other than any Confidential Information the Party is required to retain under Applicable Law. Any Confidential Information retained by a Party will continue to be subject to this Agreement.

CLAUSE VI: SURVIVAL OF REPRESENTATIONS

1.

SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants, indemnities and agreements by the parties contained in this Agreement shall survive the Closing Date and any investigation at any time made by or on behalf of any party hereto, shall expire on the second anniversary of the Closing Date.

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2.

REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

CLAUSE VII: TERMINATION OF AGREEMENT

1.	TERMINATION. This Agreement may be terminated at any time prior to the Closing:

(i)	By mutual agreement of alpha-En and Investor.

(ii)

By either party, if the other party has breached its agreements, representations or warranties contained in this Agreement and the same remain uncured for thirty (30) days after written notice from the non-breaching party to the breaching party.

(iii)	By either Investor or the alpha-En if the transactions contemplated by this Agreement shall not have been consummated on or before September 3, 2024.

(iv)

By either Investor or the alpha-En if the other makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy or seeks or consents to any reorganization or similar relief under any present or future bankruptcy act or similar law, or is adjudicated a bankrupt or insolvent, or if a third party commences any bankruptcy, insolvency, reorganization or similar proceeding involving the other.

2.

EFFECT OF TERMINATION. In the absence of fraud or willful breach on the part of a Party, neither Party will have any liability to the other under in the event of termination of this Agreement pursuant to this CLAUSE VII.

CLAUSE VIII: MISCELLANEOUS

1.

EXPENSES. All fees and expenses incurred by alpha-En, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by alpha-En and all fees and expenses incurred by Investor, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Investor, provided, however, that Investor shall be responsible for all stamp duty which may ·be due to any jurisdiction or governmental entity as a result of the purchase of the Shares.

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2.

ASSIGNMENT. Investor may not assign, transfer or otherwise dispose of any and all of its rights hereunder to anyone other than an affiliate of Investor without the prior written consent of alpha-En. alpha-En Corporation may not assign its rights and obligations to any of its affiliates or to a third party, without prior written consent of the Investor. This restriction shall not inhibit Investor from any assignment, transfer or other disposition of the Shares.

3.

ENTIRE AGREEMENT. This Agreement, including any exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter and supersedes all prior oral and written agreements and undertakings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives.

4.

WAIVER. Any condition to a party's obligations hereunder may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

5.	HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

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6.	SEVERABILITY. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

7.

NOTICES. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to alpha-En Corporation:
200 North Drive Hopewell Junction, NY Att: Jerome I. Feldman, Chairman

If to Investor:
National Resources Lithium, LLC 485 West Putnam Avenue Greenwich, CT 06830 Att: Joseph Cotter

or to such other address as a party may notify from time to time in writing, provided that any such notice of change of address shall only be effective upon receipt.

8.

GOVERNING LAW. This Agreement shall be governed by and be interpreted under the laws of the state of New York without regard to the conflicts of law principles thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in New York.

9.	COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, and all such executed counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Investor and by alpha-En on the date first above written.

ALPHA-EN CORPORATION:

Jerome J. Feldman, Chairman

NATIONAL RESOURCES LITHIUM, LLC,

Joseph Cotter, President

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SCHEDULE A

To Be Drafted

Release in the normal form given by National Resources LLC, National Resources Lithium, LLC, and Hudson View Building #3 and covering (a) any and all obligations for rent, additional rent and I or other fees arising from occupancy by or lease for premises at Yonkers, New York and/ or Hopewell Junction, New York from the beginning of the world through current date and (b) Past Salaries Paid from the beginning of the world through current date.

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SCHEDULE B

To Be Drafted

Commercial property lease between i.Park East Fishkill LLC or its affiliate, as Landlord, and Alpha-En Corporation, as Tenant, covering premises at 200 North Drive Hopewell Junction, New York.

Proposed Lease Provisions:

Lease made effective as of the date of purchase of Shares

Initial term of [6 months], renewable for additional [6 month terms], by mutual agreement Rent $100.00 per month, fixed for entirety of initial term and renewals.

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